EXHIBIT 23(b) - INDEPENDENT AUDITORS' CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-38549 of National Western Life Insurance Company on Form S-8 of our report dated March 9, 2004, appearing in this Annual Report on Form 10-K of National Western Life Insurance Company for each of the two years in the period ended December 31, 2003.

DELOITTE & TOUCHE LLP
Dallas, Texas
March 15, 2005